Exhibit 10.1
AMENDMENT NO. 8
TO
SEVENTH AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP
OF
ASHFORD HOSPITALITY LIMITED PARTNERSHIP
December 9, 2020
    This Amendment No. 8 to the Seventh Amended and Restated Agreement of Limited Partnership of Ashford Hospitality Limited Partnership (this “Amendment”) is made as of December 9, 2020, by Ashford OP General Partner LLC, a Delaware limited liability company, as general partner (the “General Partner”) of Ashford Hospitality Limited Partnership, a Delaware limited partnership (the “Partnership”), pursuant to the authority granted in Section 11.1(d) of the Seventh Amended and Restated Agreement of Limited Partnership of Ashford Hospitality Limited Partnership, dated April 14, 2016, as amended by Amendment No. 1 thereto dated as of July 13, 2016, Amendment No. 2 thereto dated October 18, 2016, Amendment No. 3 thereto dated as of August 25, 2017, Amendment No. 4 thereto dated as of November 17, 2017, Amendment No. 5 thereto dated as of December 13, 2017, Amendment No. 6 thereto dated as of February 26, 2019 and Amendment No. 7 thereto dated as of July 15, 2020 (the “Partnership Agreement”), for the purpose of revising certain provisions of the Partnership Agreement concerning the allocation of items of profit and loss of the Partnership. Capitalized terms used and not defined herein shall have the meanings set forth in the Partnership Agreement.
    WHEREAS, Section 11.1(d) of the Partnership Agreement permits the General Partner to amend the Partnership Agreement to change the method of allocation of profit and loss as provided in Article V of the Partnership Agreement with the consent and approval of Limited Partners holding more than sixty-six and two-thirds percent (66 2/3%) of the Common Percentage Interests of the Limited Partners;
    WHEREAS, the General Partner desires to amend certain provisions of the Partnership Agreement concerning the allocation of items of profit and loss of the Partnership and to provide for certain reimbursement rights related to such allocations; and
    WHEREAS, Ashford OP Limited Partner LLC holds more than sixty-six and two-thirds percent (66 2/3%) of the Common Percentage Interests of the Limited Partners and desires to approve and consent to this Amendment as of the date first set forth above.
    NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Partnership Agreement is hereby amended as follows:
1.Deletions of certain language governing the allocation of certain items in Exhibit B:
a.Deletions from paragraph B.9 of Exhibit B (added by paragraph 6 of Exhibit I):

    The second sentence of paragraph B.9 of Exhibit B (beginning “[t]o the extent the Partnership has Nonrecourse Liabilities of the Partnership in excess of those allocated pursuant to…”) is hereby deleted in its entirety.
b.Deletions from paragraph B.8 of Exhibit B (added by paragraph 6 of Exhibit W):
    The final sentence of paragraph B.8 of Exhibit B (beginning “[t]he General Partner shall make such elections as will maximize the amount of Nonrecourse Liabilities allocated to the Hilton Scotts Valley Limited Partner…”) is hereby deleted in its entirety.
2.Paragraph D of Exhibit B is hereby amended and restated in its entirety as follows:
D.     ALLOCATION OF NONRECOURSE LIABILITIES
1)Sea Turtle.     Effective on the date of acquisition by the Partnership of the Sea Turtle Inn, Atlantic Beach, Florida, the Nonrecourse Liability allocable to the Sea Turtle Inn, shall be allocated to the Sea Turtle Inn Limited Partners, in the aggregate, for federal income tax purposes as follows:
(i)    first, as provided in Section 1.752-3(a)(2) of the Treasury Regulations, plus
(ii)    second, as provided in the fifth sentence of Section 1.752-3(a)(3) of the Treasury Regulations.
If there is more than one Sea Turtle Inn Limited Partner, the amount of such Nonrecourse Liability so allocated to the Sea Turtle Inn Limited Partners, in the aggregate, will be allocated to each, as determined with respect to each Sea Turtle Inn Limited Partner separately.
The Sea Turtle Inn Limited Partners and the General Partner shall agree within 60 days of the date of acquisition of the Sea Turtle Inn by the Partnership as to the amounts in clause first and clause second and the aggregate amount of Nonrecourse Liability allocable to the Sea Turtle Inn.
2)General. Nonrecourse Liabilities shall be allocated to the Limited Partners in accordance with Sections 1.752-3(a)(1) and (2) of the Treasury Regulations, subject to paragraph 1 above and any special allocations of Nonrecourse Liabilities provided for elsewhere in this Agreement.
3)Excess Nonrecourse Liabilities. Notwithstanding any other provision of this Agreement, other than with respect to certain allocations under the fifth sentence of Section 1.752-3(a)(3) of the Treasury Regulations (the additional method), excess nonrecourse liabilities, as such term is defined under Section 1.752-3(a)(3) of the Treasury Regulations, shall be allocated to the Limited Partners with deficits in their tax basis Capital Accounts in a manner which maximizes to the greatest extent the allocation of nonrecourse debt to such Limited Partners as permitted by Section 1.752-3(a)(3) of the Treasury Regulations.

4)Tax Allocation Difference; Indemnification Rights. To the extent that the methodology set forth in paragraph D.3 is amended after the date of this Amendment or not applied by the General Partner or any designee in any taxable year (other than with the consent and approval of Limited Partners holding more than sixty-six and two-thirds percent (66 2/3%) of the Common Percentage Interests of the Limited Partners, excluding for the purpose of this calculation any Limited Partner owned directly or indirectly by Ashford Hospitality Trust, Inc.), the Partnership shall reimburse each Limited Partner for the Tax Allocation Difference. The “Tax Allocation Difference” for each taxable year shall equal the excess, if any, of (1) the product of (a) the amount of nonrecourse liabilities that would have been allocated to a Limited Partner pursuant to the methodology set forth in paragraph D.2 and paragraph D.3 for such taxable year, multiplied by (b) the Imputed Tax Rate, over (2) the product of (x) the amount of nonrecourse liabilities that actually were allocated to such Limited Partner for such taxable year, multiplied by the (y) the Imputed Tax Rate. The amount to be reimbursed shall be increased by the product of the Imputed Tax Rate and the amount of such reimbursement so that after such reimbursement has been made the applicable Limited Partner is in the same economic position it would have been had the methodology in paragraph D.3 initially been followed.
The “Imputed Tax Rate” for these purposes shall be the highest effective regular income tax rate applicable to an individual residing in New York, New York during such year (assuming such Person is taxable at the highest marginal regular federal and highest applicable state income tax rate (including the net investment income tax under Section 1411 of the Code)) and treating the character of the income underlying the applicable tax obligation as ordinary income. It is the intent of the General Partner that any amounts paid under this paragraph D.4 will be treated as reimbursements and not as distributions under Article VIII hereof. Rights under this paragraph D.4 will not reduce or impact a Limited Partner’s rights to distributions under Article VIII.
The payments described in this paragraph D.4 shall be made no later than 45 days after the end of the applicable taxable year of the Partnership. Notwithstanding the preceding sentence, for purposes of computing the increase in the Tax Allocation Difference payment necessary to offset the federal and state income tax deemed to be incurred as a result of the payment of the Tax Allocation Difference, the payment of the Tax Allocation Difference will be deemed to have been made on the last day of such applicable taxable year of the Partnership.
3.Except as modified herein, all terms and conditions of the Partnership Agreement shall remain in full force and effect, which terms and conditions the General Partner and the Limited Partner hereby ratify and confirm.
4.This Amendment shall be construed and enforced in accordance with and governed by the laws of the state of Delaware, without regard to conflicts of law.
5.If any provision of this Amendment is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

    IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.
GENERAL PARTNER:
Ashford OP General Partner, LLC
a Delaware limited liability company,
as General Partner of Ashford Hospitality
Limited Partnership

By: /s/ Robert G. Haiman
Name:     Robert G. Haiman
Title:     Executive Vice President, General Counsel and Secretary

LIMITED PARTNER:
Ashford OP Limited Partner, LLC
a Delaware limited liability company,
as a Limited Partner of Ashford Hospitality
Limited Partnership

By: /s/ Robert G. Haiman
Name:     Robert G. Haiman
Title:     Executive Vice President, General Counsel and Secretary